UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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NVE Corporation
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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

Fellow Shareholders:

Profits all four quarters of fiscal 2012 brought our history to 40 consecutive profitable quarters. Product sales reached their highest level ever in the last quarter of the fiscal year, and we reported record operating cash flow for the fiscal year.

Operating cash flow continued to strengthen our balance sheet, as the charts at right show, bringing your shareholders’ equity to $81.5 million.

The solid financial results were despite challenges including a weak semiconductor industry, flooding in Thailand, and a difficult environment for Government contracts.

Investments in R&D
We made significant investments in research and development, more than doubling our R&D expenditures from the prior year. We developed technologies for the future including magnetic compassing, biosensors, and Magnetoresistive Random Access Memory (MRAM).

Investments in Capacity
Our building lease was extended through 2020, allowing us to more effectively plan long-term production capacity expansion. We completed a key element of our expansion strategy with an addition to our production cleanroom space. The new space increases capacity for important operations and provides room for new equipment.

Capital expenditures also increased significantly from the prior year as we increase our production capacity.

Process engineering improvements enhanced our production efficiency, as we continue to make our manufacturing process as cost-effective and scalable as possible.

Qualification of additional packaging vendors will reduce the risk of future supply interruptions such as those caused by last year’s flooding in Thailand.

Recognition
Our performance earned NVE a place on Forbes’ list of the 200 Best Small Companies in America for the fourth consecutive year, and our return on revenue ranked third among the 100 largest companies in Minnesota according to the Star Tribune’s 2012 rankings.

A Bright Future
We entered fiscal 2013 with products in demand, products in development, and a strong balance sheet. We look forward to continuing to lead a spintronics revolution.

Sincerely,

Daniel A. Baker
President and Chief Executive Officer

Statements used in this letter that relate to future plans, events, or performance are forward-looking statements that are subject to certain risks and uncertainties including the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC. The Company undertakes no obligation to update forward-looking statements.